Exhibit 10.3

2005 STOCK OPTION PLAN

for

NON-QUALIFIED STOCK OPTIONS

LPL INVESTMENT HOLDINGS INC.

(F/K/A BD INVESTMENT HOLDINGS INC.)

1.                                       Purpose.  The purpose of this 2005 Stock Option Plan for Non-Qualified Stock Options (the “NSO Plan”) is to give LPL Investment Holdings Inc.,  (f/k/a BD Investment Holdings Inc.) and its subsidiaries (the “Company”) a competitive advantage in attracting, retaining and motivating employees.

2.                                       Type of Stock Options.  Options granted under the NSO Plan shall be in the form of  “Non-Qualified Stock Options,” which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.                                       Administration.  The Board of Directors of the Company (the “Board”), or any committee the Board may designate, shall have plenary authority to administer the NSO Plan.  All decisions made by the Board or designated committee pursuant to the NSO Plan shall be final and conclusive.  The Board or designated committee may correct any defect or supply any omission or reconcile any inconsistency in the NSO Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the same into effect.

4.                                       Eligibility.  All employees, officers and directors of the Company and its subsidiaries who contribute to the management, growth and profitability of the Company may be granted stock options under the NSO Plan at the discretion of the Board (“Participants”).

5.                                       Form of Option Agreements.  As a condition to the grant of options under the NSO Plan, each Participant shall execute an option agreement in such form as may be approved by the Board.  The terms and provisions of such option agreements may differ among Participants.  Such agreements shall become effective upon execution by the Company and the Participant.  If requested by the Company, each Participant shall enter into a shareholders’ agreement in such form as may be determined by the Company prior to the issuance of any stock under the NSO Plan and related option agreement.

6.                                       Stock Subject to NSO Plan. Shares of stock reserved and available for grants under the NSO Plan shall be 199,264 shares of common stock of the Company.  The Board may in its discretion make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the NSO Plan.  Any shares subject to an option that is forfeited, terminated, canceled or unexercised shall again be available for grant under the

NSO Plan.

7.                                       Purchase Price.  The purchase price per share of common stock purchasable under any option grant shall be determined by the Board at the time of grant.

8.                                     Option Term.  Options under this NSO Plan shall not be exercisable more than 10 years after the date of grant.

9.                                     Adjustments.  The Board shall make or provide for a fair and proportionate adjustment in the number, price and kind of common stock underlying the option in order to maintain the proportional interests of the Participants and preserve the value of the option herein granted in the event of any recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, stock exchange or other transaction or event in which shares are increased, decreased, changed into or exchanged for other securities of the Company or of another entity.  Any adjustment shall be made without changing the aggregate purchase price of the option.  Fractional shares will not be issued on account of any such adjustments.

10.                               Exercisability.  Options shall vest and become exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board.  The Board may at any time accelerate the vesting of any option.

11.                                 Method of Exercise. Vested options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company in such form as provided by the Company.  Notice shall be accompanied by full payment of the purchase price in a form acceptable to the Company.  No shares of common stock shall be issued until the Participant has made full payment therefor and, if requested, has entered into a shareholders’ agreement in such form as provided by the Company.

12.                                 Nontransferability.  No option granted under the NSO Plan shall be assignable or otherwise transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order, except that the Board may, in its discretion, authorize transfer of an option in which event the transferee shall agree in writing to be bound by the NSO Plan and any related option agreement.  The Company shall have no obligation to provide notice to the transferee of the termination of an option due to termination of employment, death, disability or retirement of the original Participant.  No common stock purchased under the NSO Plan or related option agreement shall be assignable or otherwise transferable by the holder without the prior written consent of the Company.

13.                                 Termination.  If the employment of a Participant terminates for any reason, any option held by that Participant may thereafter be exercised only in accordance with the terms and conditions established by the applicable option agreement.

14.                                 Company Call Option.  On receipt of written notice of exercise, the Board may elect to cash out all or part of the portion of the shares of common stock for which an option is being exercised.  In that event, the Board shall pay the Participant an amount, in cash or common stock, at the discretion of the Board, equal to the excess of the fair market value of the common stock over the option price times the number of shares of common stock for which the option is being exercised on the effective date of such cash-out. In the event the Company makes an initial public offering under the Securities Act of 1933, as amended, of any of its outstanding shares of common stock (a “Public Offering”), the provisions of this Section 14 shall terminate upon the completion of the Public Offering.

15.                                 Mergers, Reorganizations and other Capital Transactions.

(a) Reorganization in Which the Company Is the Surviving Corporation and in which there is no Change of Control.  Subject to Subsection (b) of this Section 15, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations in which a Change of Control (as defined in Section 15(c) herein) does not occur, all outstanding options granted under the NSO Plan shall pertain to and apply to the securities, cash or other property (or any combination thereof) to which a holder of the number of shares of common stock of the Company subject to such options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the purchase price per share so that the aggregate purchase price thereafter shall be the same as the aggregate purchase price of the shares subject to such options immediately prior to such reorganization, merger or consolidation.

(b) Reorganization in Which the Company Is Not the Surviving Corporation or in which there is a Change of Control.  Subject to the exceptions set forth in the last sentence of this Section 15(b), fifteen days prior to the scheduled consummation of a Change of Control, all options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days.  Any exercise of an option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event.  Upon consummation of any Change of Control, the NSO Plan and all outstanding but unexercised options shall terminate.  The Board shall send written notice of an event that will result in such a termination to all individuals who hold options not later than the time at which the Company gives notice thereof to its stockholders.  This Section 15(b) shall not apply to any Change of Control to the extent that (i) provision is made in writing in connection with such Change of Control for the assumption of the options theretofore granted, or for the substitution for such options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and purchase prices, in which event the NSO Plan and options theretofore granted shall continue in the manner and under the terms so provided or (ii) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 15(b).

(c)  Definition of “Change of Control.”  For purposes of this Section 15, Change of Control means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the NSO Plan is approved by the Company’s stockholders) owning 50% or more of the combined voting power of all classes of stock of the Company.

16.                                 Term.  The NSO Plan will terminate 10 years after the effective date thereof. Under the NSO Plan, granted stock options outstanding as of such date shall not be affected or impaired by the termination of the NSO Plan.

17.                                 Amendment.  The Board may amend, alter, or discontinue the NSO Plan in its discretion.  If the NSO Plan is discontinued, granted stock options outstanding as of the date of such discontinuation shall not be affected or impaired.

18.                                 General Provisions.

(a)                                  The Board may require each person purchasing or receiving shares pursuant to an option grant to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof.  The certificates for such shares, if any, may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

(b)                                 Nothing contained in the NSO Plan shall prevent the Company or its subsidiaries from adopting other or additional compensation arrangements for its employees, officers and directors.

(c)                                  Adoption of the NSO Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or its subsidiaries to terminate the employment of any employee at any time.

(d)                                 The NSO Plan and all options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws that would direct the application of the laws of any other jurisdiction.

19.                                 Effective Date of NSO Plan.  The NSO Plan shall be effective as of the date it is approved by a majority of the outstanding voting shares of common stock of the Company.

20.                                 Blue Sky Provisions.  Notwithstanding the foregoing sections, any option granted under the NSO Plan shall comply with applicable state blue sky regulations.